Workiva Inc. Announces First Quarter 2025 Financial Results
•Increased Q1 2025 subscription & support revenue by 20% over Q1 2024
•Total revenue of $206 million in Q1 2025, representing 17% year-over-year growth
•Repurchased $40 million of Class A common stock under the 2024 share repurchase plan
•Customers with annual contract value over $500,000 grew 32% year-over-year

NEW YORK - May 1, 2025 – Workiva Inc. (NYSE:WK), the platform that powers transparency, accountability, and trust, today announced financial results for its first quarter ended March 31, 2025.
"We kicked off the year with solid revenue growth as we continue to see broad-based demand across our solution portfolio. CFOs trust Workiva to be the platform that drives performance and productivity," said Julie Iskow, President & Chief Executive Officer. "We remain focused on the execution of our growth strategy and productivity initiatives. We believe that we have the competitive differentiation and focused execution to continue to deliver on our 2025 and longer-term targets."
"Workiva delivered better than expected top and bottom line first quarter results," said Jill Klindt, Chief Financial Officer. "Subscription revenue grew by 20%, and contracts valued over $500 thousand dollars were up 32% year-over-year. We are holding our 2025 revenue outlook unchanged, and remain confident in our long-term market opportunity."
First Quarter 2025 Financial Results
•Revenue: Total revenue for the first quarter of 2025 reached $206 million, an increase of 17% from $176 million in the first quarter of 2024. Subscription and support revenue contributed $186 million, up 20% versus the first quarter of 2024. Professional services revenue was $21 million, flat from the first quarter of 2024.
•Gross Margin: GAAP gross margin was 76.6% versus 76.4% in the first quarter of 2024. Non-GAAP gross margin was 78.7% compared to 77.7% in the first quarter of 2024.
•Operating Margin: GAAP operating margin for the first quarter of 2025 was (12.0)% compared to (10.3)% in the prior year's first quarter. Non-GAAP operating margin was 2.4% compared to 3.4% in the first quarter of 2024.
•GAAP Net Loss: GAAP net loss for the first quarter of 2025 was $(21) million compared with a net loss of $(12) million for the prior year's first quarter. GAAP net loss per basic and diluted share was $(0.38) compared with a net loss per basic and diluted share of $(0.21) in the first quarter of 2024.
•Non-GAAP Net Income: Non-GAAP net income for the first quarter of 2025 was $8 million compared with non-GAAP net income of $13 million in the prior year's first quarter. Non-GAAP net income per basic share and diluted share in the first quarter of 2025 was $0.15 and $0.14, respectively, compared with non-GAAP net income per basic share and diluted share of $0.23 and $0.22, respectively, in the first quarter of 2024.
•Liquidity: As of March 31, 2025, Workiva had cash, cash equivalents, and marketable securities totaling $767 million, compared with $816 million as of December 31, 2024. Workiva had $71 million aggregate principal amount of 1.125% convertible senior notes due in 2026, $702 million aggregate principal amount of 1.250% convertible senior notes due in 2028, and $14 million of finance lease obligations outstanding as of March 31, 2025.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 6,385 customers as of March 31, 2025, a net increase of 311 customers from March 31, 2024.
•Retention Rate: As of March 31, 2025, Workiva's gross retention rate was 97%, and the net retention rate was 110%. Net retention includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of March 31, 2025, Workiva had 2,079 customers with an annual contract value (“ACV”) of more than $100,000, up 23% from 1,696 customers at March 31, 2024. Workiva had 439 customers with an ACV of more than $300,000, up 32% from 332 customers in the first quarter of 2024. Workiva had 191 customers with an ACV of more than $500,000, up 32% from 145 customers in the first quarter of 2024.
•Share Repurchase Plan: On July 30, 2024, our board of directors authorized a share repurchase plan for up to $100 million of our outstanding Class A common stock. During the first quarter of 2025, Workiva purchased approximately 462,000 shares for $40.1 million under the plan. As of March 31, 2025, $59.9 million remains available under the plan for future share repurchases.
Financial Outlook
While the prevailing environment provides elevated levels of uncertainty, as of May 1, 2025, Workiva is providing guidance as follows:
Second Quarter 2025 Guidance:
•Total revenue is expected to be in the range of $208 million to $210 million.
•GAAP operating margin is expected to be approximately (14.8)%.
•Non-GAAP operating margin is expected to be approximately break-even.
•GAAP net loss per basic share is expected to be approximately $(0.50) using 56.1 million shares.
•Non-GAAP net income per diluted share is expected to be approximately $0.05 using 57.6 million shares.

Full Year 2025 Guidance:
•Total revenue is expected to be in the range of $864 million to $868 million.
•GAAP operating margin is expected to be in the range of (9.1)% to (8.6)%.
•Non-GAAP operating margin is expected to be in the range of 5.0% to 5.5%.
•GAAP net loss per basic share is expected to be in the range of $(1.07) to $(1.00) using 56.4 million shares.
•Non-GAAP net income per diluted share is expected to be in the range of $1.02 to $1.09 using 59.7 million shares.
•Free cash flow margin is expected to be approximately 10%.
Quarterly Conference Call
Workiva will host a webcast today at 5:00 p.m. Eastern Time to review the Company’s financial results for the first quarter 2025, in addition to discussing the Company’s outlook for the second quarter and full year 2025. The call can be accessed by dialing 1-833-630-1956 (U.S. domestic) or 1-412-317-1837 (international). Additionally, a live webcast and replay will be available at https://investor.workiva.com/news-events/events.
About Workiva
Workiva Inc. (NYSE: WK) powers transparency, accountability, and trust. Finance, accounting, sustainability, risk and audit teams from more than 6,000 organizations worldwide rely on Workiva for their mission-critical work. We transform how customers connect data, unify processes, and empower teams in a secure, audit-ready, AI-powered collaborative platform. Learn more at workiva.com.
Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and amortization of acquisition-related intangible assets. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, free cash flow and free cash flow margin is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.
Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP income (loss) from operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from operations. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, net of tax and amortization expense for acquisition-related intangible assets from net loss. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe they are reflective of ongoing operations.
Free cash flow, a non-GAAP measure, represents cash flow from operating activities less purchase of property and equipment. Free cash flow margin is calculated by dividing free cash flow by total revenue. We consider free cash flow and free cash flow margin to be liquidity measures that provide useful information to investors about the amount of cash generated or used by the business.
Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.
Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance," "target," "goal," "project," "continue to," "confident," or the negative of those terms or other comparable terminology.
Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:		Media Contact:
Katie White		Mandi McReynolds
Workiva Inc.		Workiva Inc.
investor@workiva.com		press@workiva.com

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended March 31,
	2025	2024
	(unaudited)
Revenue
Subscription and support	$185,512	$154,979
Professional services	20,768	20,688
Total revenue	206,280	175,667
Cost of revenue
Subscription and support (1)	34,062	27,927
Professional services (1)	14,280	13,596
Total cost of revenue	48,342	41,523
Gross profit	157,938	134,144
Operating expenses
Research and development (1)	53,780	45,495
Sales and marketing (1)	101,671	82,633
General and administrative (1)	27,237	24,299
Total operating expenses	182,688	152,427
Loss from operations	(24,750)	(18,283)
Interest income	8,747	10,455
Interest expense	(3,195)	(3,232)
Other (expense) income, net	(233)	86
Loss before provision for income taxes	(19,431)	(10,974)
Provision for income taxes	1,940	713
Net loss	$(21,371)	$(11,687)
Net loss per common share:
Basic and diluted	$(0.38)	$(0.21)
Weighted-average common shares outstanding - basic and diluted	56,157,533	54,915,852

(1) Includes stock-based compensation expense as follows:

	Three months ended March 31,
	2025	2024
	(unaudited)
Cost of revenue
Subscription and support	$2,433	$1,601
Professional services	996	727
Operating expenses
Research and development	6,050	4,641
Sales and marketing	9,751	8,038
General and administrative	8,658	8,000

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	March 31, 2025	December 31, 2024
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$242,024	$301,835
Marketable securities	525,000	514,585
Accounts receivable, net	118,620	148,433
Deferred costs	51,184	50,914
Other receivables	9,308	10,276
Prepaid expenses and other	28,161	22,199
Total current assets	974,297	1,048,242
Property and equipment, net	21,485	21,825
Operating lease right-of-use assets	12,341	11,786
Deferred costs, non-current	51,456	54,858
Goodwill	199,724	196,844
Intangible assets, net	26,031	27,389
Other assets	8,300	7,525
Total assets	$1,293,634	$1,368,469
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$14,761	$7,747
Accrued expenses and other current liabilities	93,495	126,508
Deferred revenue	438,513	457,608
Finance lease obligations	570	562
Total current liabilities	547,339	592,425
Convertible senior notes, non-current	765,501	764,891
Deferred revenue, non-current	33,104	29,681
Other long-term liabilities	238	227
Operating lease liabilities, non-current	9,845	9,441
Finance lease obligations, non-current	13,342	13,488
Total liabilities	1,369,369	1,410,153
Stockholders’ deficit
Common stock	56	56
Additional paid-in-capital	655,377	672,363
Accumulated deficit	(729,054)	(707,683)
Accumulated other comprehensive loss	(2,114)	(6,420)
Total stockholders’ deficit	(75,735)	(41,684)
Total liabilities and stockholders’ deficit	$1,293,634	$1,368,469

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended March 31,
	2025	2024
	(unaudited)
Cash flows from operating activities
Net loss	$(21,371)	$(11,687)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	2,893	2,522
Stock-based compensation expense	27,888	23,007
Provision for (recovery of) doubtful accounts	12	(123)
Accretion of premiums and discounts on marketable securities, net	(1,695)	(3,749)
Amortization of debt discount and issuance costs	610	608
Deferred income tax	(64)	(295)
Changes in assets and liabilities:
Accounts receivable	30,636	36,947
Deferred costs	4,093	1,405
Operating lease right-of-use assets	1,329	1,426
Other receivables	994	194
Prepaid expenses and other	(5,653)	(2,273)
Other assets	(648)	(1,090)
Accounts payable	6,651	4,726
Deferred revenue	(18,438)	(17,526)
Operating lease liabilities	(831)	(987)
Accrued expenses and other liabilities	(33,764)	(8,261)
Net cash (used in) provided by operating activities	(7,358)	24,844
Cash flows from investing activities
Purchase of property and equipment	(763)	(203)
Purchase of marketable securities	(102,965)	(116,567)
Maturities of marketable securities	94,614	129,640
Sale of marketable securities	—	4,609
Purchase of intangible assets	(19)	(31)
Net cash (used in) provided by investing activities	(9,133)	17,448

Cash flows from financing activities
Proceeds from option exercises	631	302
Taxes paid related to net share settlements of stock-based compensation awards	(12,922)	(8,611)
Proceeds from shares issued in connection with employee stock purchase plan	7,535	7,113
Repurchases of Class A common stock	(40,118)	—
Principal payments on finance lease obligations	(138)	(129)
Net cash used in financing activities	(45,012)	(1,325)
Effect of foreign exchange rates on cash	1,889	(1,107)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(59,614)	39,860
Cash, cash equivalents, and restricted cash at beginning of period	302,350	256,721
Cash, cash equivalents, and restricted cash at end of period	$242,736	$296,581

	Three months ended March 31,
	2025	2024
	(unaudited)
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents at end of period	$242,024	$296,066
Restricted cash included within prepaid expenses and other at end of period	712	515
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$242,736	$296,581

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended March 31,
	2025	2024
Gross profit, subscription and support	$151,450	$127,052
Add back: Stock-based compensation	2,433	1,601
Add back: Amortization of acquisition-related intangibles	909	—
Gross profit, subscription and support, non-GAAP	$154,792	$128,653

Gross profit, professional services	$6,488	$7,092
Add back: Stock-based compensation	996	727
Gross profit, professional services, non-GAAP	$7,484	$7,819

Gross profit	$157,938	$134,144
Add back: Stock-based compensation	3,429	2,328
Add back: Amortization of acquisition-related intangibles	909	—
Gross profit, non-GAAP	$162,276	$136,472

Cost of revenue, subscription and support	$34,062	$27,927
Less: Stock-based compensation	2,433	1,601
Less: Amortization of acquisition-related intangibles	909	—
Cost of revenue, subscription and support, non-GAAP	$30,720	$26,326

Cost of revenue, professional services	$14,280	$13,596
Less: Stock-based compensation	996	727
Cost of revenue, professional services, non-GAAP	$13,284	$12,869

Research and development	$53,780	$45,495
Less: Stock-based compensation	6,050	4,641
Less: Amortization of acquisition-related intangibles	495	890
Research and development, non-GAAP	$47,235	$39,964

Sales and marketing	$101,671	$82,633
Less: Stock-based compensation	9,751	8,038
Less: Amortization of acquisition-related intangibles	447	412
Sales and marketing, non-GAAP	$91,473	$74,183

General and administrative	$27,237	$24,299
Less: Stock-based compensation	8,658	8,000
General and administrative, non-GAAP	$18,579	$16,299

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended March 31,
	2025	2024
Loss from operations	$(24,750)	$(18,283)
Add back: Stock-based compensation	27,888	23,007
Add back: Amortization of acquisition-related intangibles	1,851	1,302
Income from operations, non-GAAP	$4,989	$6,026
GAAP operating margin	(12.0)%	(10.3)%
Non-GAAP operating margin	2.4%	3.4%

Net loss	$(21,371)	$(11,687)
Add back: Stock-based compensation	27,888	23,007
Add back: Amortization of acquisition-related intangibles	1,851	1,302
Net income, non-GAAP	$8,368	$12,622

Net loss per basic and diluted share:	$(0.38)	$(0.21)
Add back: Stock-based compensation	0.50	0.42
Add back: Amortization of acquisition-related intangibles	0.03	0.02
Net income per basic share, non-GAAP	$0.15	$0.23
Net income per diluted share, non-GAAP	$0.14	$0.22

Weighted-average common shares outstanding - basic, non-GAAP	56,157,533	54,915,852
Effect of potentially dilutive securities	2,322,617	1,436,720
Weighted-average common shares outstanding - diluted, non-GAAP	58,480,150	56,352,572

Net cash (used in) provided by operating activities	$(7,358)	24,844
Purchase of property and equipment	(763)	(203)
Free cash flow	$(8,121)	$24,641
Free cash flow margin	(3.9)%	14.0%

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE
	Three months ending June 30, 2025	Year ending December 31, 2025

GAAP operating margin	(14.8)%	(9.1)%		(8.6)%
Add back: Stock-based compensation	13.9%	13.3%		13.3%
Add back: Amortization of acquisition-related intangibles	0.9%	0.8%		0.8%
Non-GAAP operating margin	—%	5.0%		5.5%

Net loss per basic share, GAAP range	$(0.50)	$(1.07)	-	$(1.00)
Add back: Stock-based compensation	0.52	2.03		2.03
Add back: Amortization of acquisition-related intangibles	0.03	0.12		0.12
Effect of potentially dilutive securities	—	(0.06)		(0.06)
Net income per diluted share, non-GAAP range	$0.05	$1.02	-	$1.09

Weighted-average common shares used in calculating GAAP earnings per share, basic	56,100,000	56,400,000		56,400,000
Weighted-average common shares used in calculating non-GAAP earnings per share, diluted	57,600,000	59,700,000		59,700,000